Exhibit 10.4

RIGHT OF FIRST OFFER AGREEMENT

This RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is entered into as of     , 2014 (the “Effective Date”) by and among JP Energy Partners LP, a Delaware limited partnership (the “Partnership”), JP Energy GP II LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), JP Energy Development LP, a Delaware limited partnership (“Development”), and Republic Midstream Holdings, LLC, a Delaware limited liability company (“RMH”). The Partnership, the General Partner, Development and RMH may hereafter be individually referred to as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Parties desire, by their execution of this Agreement, to evidence the terms and conditions upon which (i) Development grants to the Partnership a right of first offer with respect to all of Development’s current and future assets (the “Development ROFO Assets”) and (ii) RMH grants to the Partnership a right of first offer with respect to RMH’s 100% interest in Republic Midstream Gathering II, LLC, which holds a 50% interest in Republic Midstream JV, LLC (the “RMH ROFO Assets”), as set forth herein;

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1.  Definitions.  The definitions listed below shall be for all purposes applied to the terms used in this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used in this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  For purposes of this Agreement, RMH, the Partnership Entities and the Development Entities shall not be considered Affiliates.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Common Units” has the meaning given such term in the Partnership Agreement.

“Conflicts Committee” has the meaning set forth in the Partnership Agreement.

“Development” has the meaning set forth in the introductory paragraph of this Agreement.

“Development Entities” means Development and its Subsidiaries.

“Development ROFO Assets” has the meaning set forth in the recitals of this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“General Partner” has the meaning set forth in the introductory paragraph of this Agreement.

“Last Offer” has the meaning set forth in Section 3.2(c).

“Partnership” has the meaning set forth in the introductory paragraph of this Agreement.

“Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as it may be amended from time to time.

“Partnership Entities” means the Partnership and its Subsidiaries.

“Party” or “Parties” have the meanings set forth in the introductory paragraph of this Agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Proposed Transaction” has the meaning set forth in Section 3.2(a).

“RMH” has the meaning set forth in the introductory paragraph of this Agreement.

“RMH ROFO Assets” has the meaning set forth in the recitals of this Agreement.

“RMH ROFO Period” has the meaning set forth in Section 3.1(b).

“ROFO Asset” means any Development ROFO Asset or any RMH ROFO Asset, as applicable.

“ROFO Notice” has the meaning set forth in Section 3.2(a).

“ROFO Period” has the meaning set forth in Section 3.1(a).

“ROFO Response” has the meaning set forth in Section 3.2(b).

“Subsidiary” means, with respect to any Person, any other Person in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Term” has the meaning set forth in Section 2.1.

“Transfer” means to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of, whether in one or a series of transactions.

Section 1.2.  Construction.  The following provisions shall be applied wherever appropriate in this Agreement: (i) “herein,” “hereby,” “hereunder,” “hereof,” “hereto” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (ii) “including” means “including without limitation” and is a term of illustration and not of limitation; (iii) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (iv) references herein to other documents and agreements shall mean such documents and agreements as amended and restated from time to time; (v) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (vi) this Agreement shall not be construed against any person as the principal draftsperson hereof; (vii) the section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of the Sections, or in any way affect this Agreement; and (viii) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.

ARTICLE II
TERM

Section 2.1.  This Agreement shall be for a primary term of five (5) years, commencing on the Effective Date; provided that the duration of the right of first offer with respect to the RMH ROFO Assets shall be limited as set forth in Section 3.1(b)(i) hereof.  The Parties may extend this Agreement for subsequent annual periods by written agreement prior to the expiration of this Agreement.  The primary term and any subsequent extensions of this Agreement by mutual agreement of the Parties shall be the “Term” of this Agreement.

ARTICLE III
RIGHT OF FIRST OFFER

Section 3.1.  Right of First Offer.

(a)

(i)            Development hereby grants to the Partnership a right of first offer, as set forth more fully in Section 3.2, during the Term (the “ROFO Period”) on each Development ROFO Asset to the extent that any Development Entity proposes to Transfer any Development ROFO Asset (other than to an Affiliate of such Development Entity that agrees in writing that such Development ROFO Asset remains subject to the provisions of this Article III and assumes the obligations under this Article III with respect to such Development ROFO Asset).

(ii)           The Partnership and Development acknowledge that any Transfer of any Development ROFO Asset pursuant to the Partnership’s right of first offer is subject to the terms of all existing agreements with respect to the

Development ROFO Assets and shall be subject to and conditioned on obtaining any and all necessary consents of security holders, governmental authorities, lenders or other third parties.

(b)

(i)            RMH hereby grants to the Partnership a right of first offer, as set forth more fully in Section 3.2 on the RMH ROFO Assets to the extent that RMH proposes to Transfer the RMH ROFO Assets.  Such right of first offer shall expire on the date that is eighteen (18) months from the date of this Agreement (the “RMH ROFO Period”).

(ii)           The Partnership and RMH acknowledge that any Transfer of any RMH ROFO Assets pursuant to the Partnership’s right of first offer is subject to the terms of all existing agreements with respect to the RMH ROFO Assets and shall be subject to and conditioned on obtaining any and all necessary consents of security holders, governmental authorities, lenders or other third parties.

Section 3.2.  Procedures.

(a)                                 ROFO Notice.  If RMH or any Development Entity proposes to Transfer the RMH ROFO Assets or a Development ROFO Asset (other than, as applicable, a Development ROFO Asset to an Affiliate as described in Section 3.1(a)(i)) during the ROFO Period (a “Proposed Transaction”), RMH or Development, as applicable, shall or shall cause to be delivered, prior to entering into any such Proposed Transaction, notice in writing to the Partnership (the “ROFO Notice”) of its intention to enter into such Proposed Transaction and shall not enter into such Proposed Transaction until it has complied with its obligations under this Agreement. The ROFO Notice shall include any material terms, conditions and other details (other than price) as would be reasonably necessary for the Partnership to make a responsive offer to enter into the Proposed Transaction with RMH or the applicable Development Entity, which terms, conditions and details shall include any material terms, conditions or other details that RMH or such Development Entity would propose to provide to non-Affiliates in connection with the Proposed Transaction.

(b)                                 ROFO Response.  The Partnership shall have (x) 30 days following receipt of the ROFO Notice from RMH or (x) 60 days following receipt of the ROFO Notice from Development to propose an offer to enter into the Proposed Transaction with RMH or the applicable Development Entity, as applicable (the “ROFO Response”).  The ROFO Response shall set forth the terms and conditions (including, without limitation, the purchase price the Partnership proposes to pay for the applicable Development ROFO Asset or RMH ROFO Assets and the other terms of the purchase) pursuant to which the Partnership would be willing to enter into a binding agreement for the Proposed Transaction. The decision whether to submit a ROFO Response and the terms thereof shall be subject to approval by the Conflicts Committee.  If no ROFO Response is delivered by the Partnership within such 30-day (for ROFO Notices delivered by RMH) or 60-day (for ROFO Notices delivered by Development or any Development Entity) period, as applicable, then the Partnership shall be deemed to have waived its right of first offer with respect to such ROFO Asset and RMH or the applicable Development Entity, as the case may be, shall be free to enter into the Proposed Transaction with any third party on terms and conditions determined in the sole discretion of RMH or Development, as applicable.

(c)                                  Negotiations Between Partnership and Development or RMH.  If the Partnership submits a ROFO Response to RMH or Development, the Partnership and RMH or Development, as applicable, shall negotiate, in good faith, the terms of the purchase and sale of the ROFO Asset for 30 days following the receipt of the ROFO Response by RMH or the Development Entity, as applicable.  If the Partnership and RMH or Development, as applicable, are unable, despite their good-faith negotiations, to agree on such terms during such 30-day period or such shorter period of time as the Partnership and RMH or Development, as applicable, may agree, RMH or the Development Entity, as applicable, may Transfer the ROFO Asset to any third party (i) on terms and conditions no more favorable to such third party than those set forth in the last written offer proposed by the Partnership during negotiations between the Partnership and RMH or Development, as applicable, pursuant to this Section 3.2(c) (the “Last Offer”) and (ii) at a price equal to no less than 100% of the price offered by the Partnership in the Last Offer.  If RMH or the Development Entity, as applicable, does not enter into a definitive agreement with a third party with respect to the Proposed Transaction within 180 days after such 30-day period, RMH or the Development Entity, as applicable, shall be required to comply with the procedures set forth in this Section 3.2 if it desires to Transfer the ROFO Asset.

ARTICLE IV
MISCELLANEOUS

Section 4.1.  No Fiduciary Duties.  No Party shall have any fiduciary obligations or duties to any other Party by reason of this Agreement.

Section 4.2.  Effect of Waiver or Consent.  No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

Section 4.3.  Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms and provisions of this Agreement.

Section 4.4.  Notice.  Any notice, request, demand, direction or other communication required or permitted to be given or made under this Agreement to a Party shall be in writing and may be given by electronic transmission, hand delivery, postage prepaid first-class mail delivery, or delivery by a reputable international courier service guaranteeing next business day delivery to such Party at its address noted below:

(a) in the case of the General Partner to:

JP Energy GP II LLC

600 East Las Colinas Boulevard, Suite 2000

Irving, Texas 75039

Fax: (972) 444-0320

Email: jpbarley@jpenergypartners.com

Attention: J. Patrick Barley

(b) in the case of any of the Partnership Entities to:

JP Energy Partners LP

600 East Las Colinas Boulevard, Suite 2000

Irving, Texas 75039

Fax: (972) 444-0320

Email: jpbarley@jpenergypartners.com

Attention: J. Patrick Barley

(c) in the case of any of the Development Entities to:

JP Energy Development LP

600 East Las Colinas Boulevard, Suite 2000

Irving, Texas 75039

Email: jpbarley@jpenergypartners.com

Attention: J. Patrick Barley

(d) in the case of RMH to:

ArcLight Capital Partners, LLC

200 Clarendon Street, 55th Floor

Boston, MA 02117

Email: cmiller@arclightcapital.com

Attention: Christine M. Miller

with a copy to (whether such notice is delivered pursuant to clause (a), (b) or (c) hereof):

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Email: ryan.maierson@lw.com

Attention: Ryan J. Maierson

or at such other address of which notice may have been given by such Party in accordance with the provisions of this Section 4.4.

Section 4.5.  Counterparts.  This Agreement may be executed in several counterparts, no one of which needs to be executed by all of the Parties. Each such counterpart, including a facsimile transmission of this Agreement, shall be deemed to be an original and shall have the same force and effect as an original. All counterparts together shall constitute but one and the same instrument.

Section 4.6.  Applicable Law.  This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Texas.

Section 4.7.  Binding Effect; Assignment.

(a) This Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

(b) This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

Section 4.8.  Severability.  If any provision of this Agreement or the application thereof to any Party or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 4.9.  Modification; Amendment.  This Agreement may not be modified or amended except by an instrument in writing signed by each of the Parties or by their respective successors or permitted assigns; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of Common Units.

Section 4.10.  Entire Agreement; Supersedure. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein and supersedes all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

JP ENERGY GP II LLC

By:
Name:
Title:

JP ENERGY PARTNERS LP

By: JP Energy GP II LLC, its general partner

By:
Name:
Title:

JP ENERGY DEVELOPMENT LP

By: JP Energy Development GP LLC, its general partner

By:
Name:
Title:

REPUBLIC MIDSTREAM HOLDINGS, LLC

By: ArcLight Energy Partners Fund V, L.P.

By:

By:
Name:
Title:

Signature Page to Right of First Offer Agreement